Exhibit 99.1

Implant Sciences Appoints Darryl Jones as VP of Sales and Marketing

Former Senior Executive at Company competitors Safran (Morpho Detection) and GE Security

Wilmington, MA – May XX, 2012 – Continuing its record of attracting top industry talent, Implant Sciences Corporation (OTCQB: IMSC) (OTCPK: IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, today announced the appointment of Dr. Darryl Jones as Vice President of Sales and Marketing.  Dr. Jones has led significant sales growth at some of the largest firms in the security industry including GE Security and Safran’s Morpho Detection.

Dr. Jones stated, “Implant Sciences represents the next generation in explosives and narcotics trace detection.  I see tremendous potential for further global and domestic market penetration for the Company’s current products, and its underlying technologies hold greater promise for a larger product portfolio that can be rolled out to its global distribution network.  I am excited to contribute to and lead the Company’s sales momentum.”

Dr. Jones was most recently Vice President of Global Product Management at Safran;s Morpho Detection, where he managed one of the largest ETD and EDS product portfolios in the industry, and helped launch the X-ray and Raman spectroscopy product lines.  Prior to GE Security’s sale to Safran, Dr. Jones was General Manager of Global Security Sales at GE Security, where he recruited and developed a global sales team focused on six key markets and achieved year-over-year top line growth.  During his three year tenure as sales leader, Darryl nearly tripled revenue in the non-aviation markets.  Previously, he was Global Business Manager at GE Healthcare, and a Senior Product Manager at Corning, Inc./Photonic Technologies.  Dr. Jones has been issued a patent, authored six papers in scientific publications, and delivered nine conference presentations.  He received his PhD in Optical Science and Engineering from the University of Alabama, a Masters of Arts in Physics and Bachelor of Arts from Fisk University.

“Darryl is a recognized industry leader who uniquely combines his deep technical knowledge with his innate skills in sales, marketing, management, and product portfolio development,: stated Implant Sciences’ President and CEO Glenn D. Bolduc.  “The fact that he is joining us at this time points to the excitement around Implant Sciences’ products, technologies, and our position of growth in the security industry.  We are very pleased to welcome him to our growing team of management talent.”

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety and Defense (SS&D) markets.  The Company has developed proprietary technologies used in its commercial explosive and narcotics trace detection systems which ship to a growing number of locations domestically and internationally.  Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and the Company’s QS-B220 benchtop explosives and narcotics trace detector has received a Developmental Testing and Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the “SAFETY Act”).  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the risks that our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; the risks that our markets are subject to technological change and that our success depends on our ability to develop and introduce new products; that our success depends on our ability to obtain new patents and operate without infringing on the proprietary rights of others; that we may not obtain the patents we have applied for; that the validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain; that any patents we may obtain may be challenged and subsequently invalidated, that we may incur substantial costs in asserting our patent rights; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation

Company Contact:

Glenn D. Bolduc, CEO

978-657-0075

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

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